UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 2, 2016

ASHFORD INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On November 2, 2016, Ashford Inc., Ashford Hospitality Advisors, LLC, the operating company of Ashford Inc. (“Ashford LLC”), and Richard J. Stockton entered into an Employment Agreement (the “Employment Agreement”), pursuant to which, effective November 14, 2016, Mr. Stockton will be employed by Ashford LLC to serve as Chief Executive Officer of Ashford Hospitality Prime, Inc. (“Ashford Prime”), pursuant to the Third Amended and Restated Advisory Agreement, dated June 10, 2015, as amended from time to time, between Ashford Inc., Ashford LLC, Ashford Prime and their respective affiliates, which provides that Ashford LLC is responsible for managing Ashford Prime’s affairs. Ashford Prime does not have employees and Ashford Prime’s executive officers are employees of Ashford LLC and do not receive cash compensation from Ashford Prime for serving as officers of Ashford Prime.
The initial term of the Employment Agreement will expire on December 31, 2017, and will be subject to automatic one-year renewal, unless either party provides at least 120 days’ notice of non-renewal of the Employment Agreement.
Under the Employment Agreement, Mr. Stockton is entitled to an initial base salary of $375,000 per year for his services as Chief Executive Officer of Ashford Prime which will be reviewed annually by the board of directors of Ashford Inc. (the “AINC Board”) or its compensation committee (the “AINC Compensation Committee”) and may be adjusted by the AINC Board or the AINC Compensation Committee in its sole discretion. Mr. Stockton is also entitled to receive an annual cash incentive bonus based on the level of accomplishment of management and performance objectives as established by the Chief Executive Officer of Ashford Inc., the AINC Board or the AINC Compensation Committee. For the calendar year ending December 31, 2016, Mr. Stockton will be entitled to receive a cash incentive award of $500,000 unless the Employment Agreement is terminated prior to December 31, 2016 by Ashford Inc. for Cause (as defined in the Employment Agreement) or by Mr. Stockton without Good Reason (as defined in the Employment Agreement). After December 31, 2016, Mr. Stockton is entitled to receive an incentive bonus of 30% to 90% of his base salary. In addition, Mr. Stockton is entitled to participate in all short- and long-term incentive plans, stock and option plans, long-term incentive partnership plans, practices, policies and other programs, and all savings and retirement plans, practices, policies and programs, in each case that are applicable generally to executives of Ashford Inc. and Ashford Prime, as may be adopted or amended from time to time by the AINC Compensation Committee and the board of directors of Ashford Prime. Mr. Stockton is also entitled to automobile, housing and air travel allowances.
Under the Employment Agreement, Mr. Stockton is entitled to at least four weeks of paid vacation per calendar year and general expense reimbursement for business and travel related expenses incurred in the performance of his duties. Mr. Stockton will also be entitled to participate in such health insurance and other employee benefit plans, programs and arrangements as are made generally available from time to time to executives of Ashford Inc.
The Employment Agreement provides that, if Mr. Stockton is terminated (i) as a result of his death or disability, (ii) by Ashford Inc. without Cause (including non-renewal of the Employment Agreement by Ashford Inc.), (iii) by Mr. Stockton with Good Reason, or (iv) after a Change of Control (as defined in the Employment Agreement), Mr. Stockton will be entitled to accrued and unpaid salary to the date of such termination, any unpaid incentive bonus from the prior year, reimbursement of all allowances and expenses through the date of termination, plus the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•
a lump sum cash severance payment equal to the sum of Mr. Stockton’s then-current base salary plus his average bonus over the prior three years, multiplied by (i) two, in the case of termination by Ashford Inc. without Cause, by Mr. Stockton with Good Reason or after a Change of Control; or (ii) one, in the case of Mr. Stockton’s death or disability;

•	pro-rated payment of the incentive bonus for the year of termination, payable at the time incentive bonuses are paid to the remaining executives for the year in which the termination occurs;

•	all restricted equity securities held by Mr. Stockton will become fully vested; and

•
Health benefits for 24 months and life insurance and long-term disability insurance for 18 months following termination of employment, at the same cost to the employee as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer, payable by Ashford Inc. over the period of coverage.

If Mr. Stockton terminates his employment without Good Reason, he will be entitled to accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year. In addition, in exchange for honoring his non-compete provisions, Mr. Stockton will be entitled to the following payments:

•
Health and other benefits for the duration of his non-compete period following his termination of employment at the same cost to him as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer; and

•
a non-compete payment equal to the sum of his then-current annual base salary plus average bonus over the prior three years, paid equally over the twelve-month period immediately following termination.

If the Employment Agreement is terminated by Ashford Inc. for Cause, Mr. Stockton will be entitled solely to any accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year.
The Employment Agreement contains confidentiality, non-compete, non-solicitation and non-interference provisions. The confidentiality provisions apply during the term of the Employment Agreement and for anytime thereafter. The non-compete and the non-solicitation provisions apply during the term of the Employment Agreement and for a period of one year following termination. The non-interference provisions apply during the term of the Employment Agreement.
The Employment Agreement is filed with this Form 8-K as Exhibit 99.1 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit Number	Description

99.1	Employment Agreement, dated as of November 2, 2016, by and among Ashford Inc., Ashford Hospitality Advisors, LLC and Richard J. Stockton.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 2, 2016

ASHFORD INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel